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                                                                    Exhibit 3(i)


                          CERTIFICATE OF CORRECTION OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           SCHERING-PLOUGH CORPORATION

                          Pursuant to N.J.S. 14A:1-6(5)

                              Dated: July 27, 2004


         The undersigned corporation certifies as follows:

         1.   The name of the corporation is Schering-Plough Corporation.

         2. Section (e) of Article Ninth of the corporation's certificate of incorporation, which was added by a certificate of amendment filed with the Secretary of State on or about April 24, 1985 (the "1985 Amendment"), reads as follows:

                  "(e)   Amendment, Repeal, etc. Notwithstanding anything
         contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Ninth entitled "Board of Directors", or to alter, amend, adopt any provision inconsistent with or repeal Sections 1 ("Number, Election and Terms"), 2 ("Removal") or 3 ("Newly Created Directorships and Vacancies") of Article V ("Directors"), Article VI ("Nominations of Director Candidates") or Article X ("Amendment, Repeal, etc.") of the By-laws of the Corporation."

         3. The foregoing is an inaccurate record of the corporate action authorized and intended by the corporation in connection with adopting the 1985 Amendment.

         4. The text of Section (e) Article Ninth of the certificate of incorporation is corrected to read as follows:

                  "(e)   Amendment, Repeal, etc. Notwithstanding anything
         contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of

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         directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article Ninth entitled "Board of Directors", or to alter, amend, adopt any provision inconsistent with or repeal Sections 1 ("Number, Election and Terms"), 2 ("Removal") or 3 ("Newly Created Directorships and Vacancies") of Article V ("Directors"), Article VI ("Nominations of Director Candidates") or Article IX ("Amendment, Repeal, etc.") of the By-laws of the Corporation."

         5. Article Third of the corporation's certificate of incorporation, which was amended by a certificate of amendment filed with the Secretary of State on or about October 1, 1998 (the "1998 Amendment"), reads as follows:

         "Third: The aggregate number of shares which the Corporation shall have authority to issue shall be two billion four hundred fifty million (2,450,000,000) shares to consist of:

                  (a) Two billion four hundred million (2,400,000,000) Common Shares of the par value of Fifty Cents ($0.50) per share, and

                  (b) Fifty million (50,000,000) Preferred Shares of the par value of One Dollar ($1.00) per share issuable in series to consist of:

                           (i) One million, five hundred thousand (1,500,000) Preferred Shares designated "Series A Junior Participating Preferred Stock," and

                           (ii) Forty-eight million, five hundred thousand (48,500,000) Preferred Shares whose designations have not yet been determined."

         6. The foregoing is an inaccurate record of the corporate action authorized and intended by the corporation in connection with adopting the 1998 Amendment.

         7. The text of Article Third of the certificate of incorporation is corrected to read as follows:

         "Third: The aggregate number of shares which the Corporation shall have authority to issue shall be two billion four hundred fifty million (2,450,000,000) shares to consist of:

                  (a) Two billion four hundred million (2,400,000,000) Common Shares of the par value of Fifty Cents ($0.50) per share, and


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                  (b)   Fifty million (50,000,000) Preferred Shares of the par
                  value of One Dollar ($1.00) per share issuable in series to consist of:

                           (i) Twelve million (12,000,000) Preferred Shares designated "Series A Junior Participating Preferred Stock," and

                           (ii) Thirty-eight million (38,000,000) Preferred Shares whose designations have not yet been determined."

         IN WITNESS WHEREOF, the undersigned corporation has caused this certificate to be executed on its behalf by its duly authorized officer as of the date first above written.

                                          SCHERING-PLOUGH CORPORATION



                                          By:_Susan Ellen Wolf
                                             Title: Secretary, Associate General
                                             Counsel and Staff Vice President


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